UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2014

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 567-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events.

OmniVision Technologies, Inc. (“OmniVision”) issued a press release on August 14, 2014 announcing that the Board of Directors (the “Board”) of OmniVision received a preliminary non-binding proposal letter dated August 12, 2014 from Hua Capital Management Ltd. (“HCM”), a Beijing-based investment management company, pursuant to which a group of investors led by HCM proposes to acquire all of the outstanding shares of common stock of the Company for US$29.00 in cash per share. The investment group led by HCM includes Shanghai Pudong Science and Technology Investment Co., Ltd., a wholly state-owned limited liability company directly under Pudong New Area government of Shanghai.

OmniVision’s Board is reviewing and evaluating HCM’s proposal. No decision has been made with respect to the proposed transaction. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law. OmniVision has retained J.P. Morgan Securities LLC as its financial advisor, and Wilson Sonsini Goodrich & Rosati, P.C. as its legal counsel.  A copy of OmniVision’s press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of OmniVision Technologies, Inc. dated August 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ SHAW HONG
Shaw Hong
Chief Executive Officer

Date:  August 18, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of OmniVision Technologies, Inc. dated August 14, 2014.